UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2003

MADISON BANCSHARES, INC.
(Exact name of registrant as specified in its chapter)

Florida	59-3720289

(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

35388 U.S. Highway 19, North
Palm Harbor, Florida 34684
(Address of Principal Executive Offices)

(727) 786-3888
(Issuer’s Telephone Number, Including Area Code)

N.A.
(Former Name, Former Address and Former Fiscal Year, if Changed
Since Last Report)

Signatures

Item 5. Other Events and Regulation FD Disclosure.

     On February 10, 2003, all of the executive officers and directors of Madison BancShares, Inc., individually purchased a total of 81,734 shares of common stock at $12.86 per share in a private transaction. Each individual has filed a Form 4, Statement of Changes in Beneficial Ownership, with the Securities and Exchange Commission reflecting their respective purchases.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2003	MADISON BANCSHARES, INC. (Registrant)

	By:	/s/ Robert B. McGivney Robert B. McGivney President and Chief Executive Officer